Exhibit 99.2

Issuer Direct’s CFO Announces Plans to Transition Responsibilities

MORRISVILLE, NC – March 26, 2015 - Issuer Direct Corporation  (NYSE MKT: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today announced that Wesley Pollard, Chief Financial Officer, will be resigning as the Company’s full-time Chief Financial Officer, but will be retained as a consultant. Mr. Pollard will continue to carry out full-time Chief Financial Officer duties through the filing of Issuer Direct’s March 31, 2015 quarterly filing, directing the Company’s financial operations, and assisting with the upcoming transition. After that date, Mr. Pollard will be retained as a consultant to provide continuity and assist the Company on an as-needed basis.

"We appreciate Wes's many contributions to Issuer Direct’s growth over the last six years, in particular the strong financial team he has built," said Brian Balbirnie, Issuer Direct’s Chief Executive Officer. "I know I speak for the broader management team and Board of Directors in wishing him the best as he begins this transition to spend more time with family."

Upon Mr. Pollard’s departure, Issuer Direct’s controller, Steven Knerr, will assume the role of interim Principal Accounting Officer and interim Chief Financial Officer, until a new Chief Financial Officer is appointed. The Company intends to initiate a formal search for a new Chief Financial Officer immediately.

"I have greatly enjoyed my time at Issuer Direct and I continue to believe the Company is on a path to become the leader in disclosure management and shareholder communications, given the strength of the DMS platform, breadth of existing and new data-driven products, shareholder engagement offerings, and strategic direction," said Mr. Pollard. "I will continue to watch, and assist as needed with the Company's progress and future growth with great interest."

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:
For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com